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               [ASSOCIATES FIRST CAPITAL CORPORATION LETTERHEAD]

                                                                      EXHIBIT 5

                                 June 2, 1998


Associates First Capital Corporation
250 E. Carpenter Freeway
Irving, TX 75062-2729

Ladies and Gentlemen:

     I am Vice President and Assistant General Counsel of Associates First Capital Corporation, a Delaware corporation (the "Company") and I have advised the Company in connection with the registration, pursuant to a Registration Statement (the Registration Statement) on Form S-3 being filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), to be offered from time to time by the Company of up to $1,000,000,000 of the Company's debt securities ("Debt Securities"), warrants to purchase Debt Securities, preferred stock ("Preferred Stock"), rights to purchase Preferred Stock, Class A Common Stock (the "Common Stock") and warrants to purchase Common Stock, (collectively, the "Offered Securities"), on the terms to be determined at the time of the offering.

     In connection with the filing of the Registration Statement, you have requested my opinion concerning certain corporate matters.

     When the terms of any class or series of the Offered Securities have been authorized by appropriate action of the Company and have been issued and sold, and payment received for such Offered Securities, as described in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, with respect to the Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, then (i) the Offered Securities will be legally issued and, with respect to shares of Common Stock and Preferred Stock, fully paid and nonassessable and (ii) the Debt Securities will be validly authorized and issued and binding obligations of the Company.

     I hereby consent that the foregoing opinion may be filed as an exhibit to the above referenced Registration Statement. I further consent to the use of my name in the Registration Statement and the Prospectus related thereto.

     By his signature below, Frederic C. Liskow hereby consents to the use of his name in the Registration Statement and the Prospectus related thereto.

                                        Very truly yours,


                                        /s/ TIMOTHY M. HAYES
                                        -----------------------------
                                            Timothy M. Hayes
                                            Assistant General Counsel

Consent


/s/ FREDERIC C. LISKOW
-----------------------------
    Frederic C. Liskow
    Assistant General Counsel